UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 1, 2011
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed by Gramercy Capital Corp. (the "Company") in its press release dated March 14, 2011 and its Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission (the "SEC") on March 17, 2011, the Company was not able to file its Annual Report on Form 10-K for the year ended December 31, 2010 (the "2010 Form 10-K") in a timely manner because of the uncertainty regarding whether and on what terms, if any, the Company will be able to extend, modify, restructure or refinance its $240.5 million mortgage loan and $549.7 million senior and junior mezzanine loans (collectively, the "Goldman Realty Loans").

On April 5, 2011, the Company issued a press release disclosing the receipt of a letter from the NYSE Regulation, Inc. (the "NYSE"), dated April 1, 2011, informing the Company that it is subject to the procedures specified in Section 802.01E of the New York Stock Exchange's Listed Company Manual as a result of the Company's failure to timely file the 2010 Form 10-K with the SEC.  Section 802.01E provides, among other things, that the NYSE will closely monitor the status of the Company's 2010 Form 10-K within six months of the filing due date, the NYSE will determine, in its sole discretion, whether the Company should be given up to an additional six months to file the 2010 Form 10-K depending on the Company's specific circumstances.

As previously disclosed, the maturity date of the Gramercy Realty Loans was extended from March 13, 2011 to April 15, 2011, and the maturity date extension was intended to provide the parties additional time (i) to exchange and consider proposals for an extension, modification, restructuring or refinancing of the Gramercy Realty Loans and, if such discussions fail, (ii) to explore an orderly transition of the collateral securing the Gramercy Realty Loans to the lenders.  There can be no assurance of when or if the Company will be able to accomplish such extension, modification, restructuring or refinancing, or on what terms such extension, modification, restructuring or refinancing, if any, would be.  The Company plans to file the 2010 Form 10-K as promptly as practicable after the completion of these matters.  A copy of the press release is attached hereto as Exhibit 99.1.

Certain statements included or incorporated by reference in this Current Report on Form 8-K are forward-looking statements within the meaning Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements above include, but are not limited to, the status and result of negotiations with lenders.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For more information regarding risks and uncertainties that may affect the Company's future results, review the Company's filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2011

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer